                                                                    EXHIBIT 99.2

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This Registration Rights Agreement (this "Agreement") is executed as of July 12, 1996 by Bay Apartment Communities, Inc., a Maryland corporation (the "Company") and the persons listed on APPENDIX A (which persons are defined in
Section 15 hereof) (each a "Holder" and collectively, the "Holders"). Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement of Limited Partnership of Bay Countrybrook, L.P. (the "Limited Partnership Agreement"), dated July 12, 1996, by and between the Holders, the Company and Bay GP, Inc., a Maryland corporation (the "General Partner").

     WHEREAS, the Holders are to receive or own units of limited partnership interests ("Limited Partnership Units") in Bay Countrybrook L.P., a Delaware limited partnership (the "Partnership") which may be exchanged for shares of the Company's common stock, $.01 par value ("Common Stock"), issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the terms of the Limited Partnership Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and in the Limited Partnership Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bay and each Holder hereby agree as follows:

     1. (a) SHELF REGISTRATION. Within forty-five (45) days following the first date with respect to which a Holder receives Registrable Shares following an exchange of Limited Partnership Units pursuant to the terms of Section 8.5.B of the Limited Partnership Agreement, the Company shall file a registration statement (a "Shelf Registration Statement") under Rule 415 under the Securities Act relating to the sale by such Holders of their Registrable Shares in accordance with the terms hereof. As used in this Agreement, the term "Registrable Shares" means shares of Common Stock to be issued or issued to the Holders in exchange for their Limited Partnership Units pursuant to the terms of the Limited Partnership Agreement, excluding (A) Common Stock for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement or (B) Common Stock sold by the Holder pursuant to Rule 144 under the Securities Act. The Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Securities and Exchange Commission (the "SEC") as soon as practicable for the total number of Registrable Shares that the Company could be requested to register if all of the Limited Partnership Units were exchanged for the Company's Common Stock. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (a) following such time as all Limited Partnership Units have been exchanged into Registrable Shares or have been redeemed for cash pursuant to Article 8.5.A of Limited Partnership Agreement, one year after the date on which all outstanding Registrable Shares may at such time be sold by the Holders pursuant to Rule 144 promulgated under the Securities Act or (b) April 1, 2003. The


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Company shall not be required to file and effect more than one Shelf
Registration Statement pursuant to this Section 1(a). If the Company fails for any reason to file a Shelf Registration Statement pursuant to this Section 1(a) or if a Shelf Registration Statement or Issuance Registration Statement (as defined below) is not effective and current within forty-five (45) days following the date in which any Holder receives Registrable Shares from the Company following an exchange of Limited Partnership Units (pursuant to the terms of Section 8.5.B of the Limited Partnership Agreement), the Company shall, upon such Holder's request, redeem such Holder's Registrable Shares for the Cash Amount in the manner and with the consequences described in Section 8.5.A of the Limited Partnership Agreement.

     (b) REGISTRATION STATEMENT COVERING ISSUANCE OF COMMON STOCK. In lieu of the registration rights set forth in Section 1(a) above, the Company may, in its sole discretion, prior to the first date upon which the Limited Partnership Units issued pursuant to the Limited Partnership Agreement held by the Holders may be exchanged for shares of Common Stock (or such other date as may be required under applicable provisions of the Securities Act) file a registration statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act relating to the issuance to Holders of shares of Common Stock in exchange for such Limited Partnership Units. Thereupon, the Company shall use reasonable efforts to cause such Issuance Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby. The Company agrees to use its best efforts to keep the Issuance Registration Statement continuously effective until April 1, 2003. Any Shelf Registration Statement or Issuance Registration Statement are sometimes referred to as a "Registration Statement."

     (c) CASH OPTION IN LIEU OF REGISTRATION RIGHTS. In lieu of the registration rights set forth in Section 1(a) and 1(b) above, the Company may elect to satisfy any Exchange Right (including any call by Bay pursuant to Section 8.6 of the Limited Partnership Agreement) by electing the Cash Option pursuant to
Section 8.5.A of the Limited Partnership Agreement and making payment pursuant to such option in the manner and with the consequences described in Section 8.5.A of the Limited Partnership Agreement within forty-five (45) days of the date of the Specified Exchange Date with respect to the exercise of any Exchange Right.


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     2.   Registration Procedures.
          -----------------------

     (a) The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

     (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of Sections 1(a) or (b). Upon twenty (20) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to such Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

     (c) The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     (d) The Company shall immediately notify each Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Company shall promptly prepare and furnish to each Holder with a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder of Registrable Shares may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

     4. EXPENSES. The Company shall bear all expenses incurred in connection with the registration of the Registrable Shares pursuant to Sections 1(a) or (b) of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted; PROVIDED, HOWEVER, that Holders of Registrable Shares shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by them.

     5. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, provided, further that the

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Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus.

     6. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (c) to notify the Company of any sale of Registrable Securities by such Holder, and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon written information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder expressly for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will a Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and
(ii) the total amount for which a Holder shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by him, her or it from the sale of the Holder's Registrable Shares in such registration.


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

     7.   Suspension of Registration Requirement.
          --------------------------------------

     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 60 days. The Company agrees not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period. The Company shall notify the Holder of the existence of any Suspension Event.

     (c) Each Holder whose Registrable Shares are covered by a Registration Statement filed pursuant to Sections 1(a) or (b) hereof agrees, if requested by the Company in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering," collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Underwritten Offering), during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, the provisions of this Section 7(c) shall not apply to the extent that the limitations of this Section 7(c) do not apply to each of the directors and to each of the officers of Bay.

     8. BLACK-OUT PERIOD. Following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering or so that the Company may correct or update the Registration Statement or such filing pursuant to
Section 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares

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pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company as soon as practicable but in no event later than five (5) days after the conclusion of any such Suspension Event or Offering.

     9. ADDITIONAL SHARES. The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

     10. CONTRIBUTION. If the indemnification provided for in Sections 5 and 6 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or in writing by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     11. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares or any of the outstanding Limited Partnership Units under the Securities Act.


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     12.  AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented without the prior written consent of the Company and Holders holding in excess of fifty percent (50%) in interest of the sum of the Limited Partnership Units and the Registrable Shares outstanding.

     13. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the following address and to the Holder at the address set forth on his, her or its signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or Section 6, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

          If to the Company:    Bay Apartment Communities, Inc.
                                4340 Stevens Creek Blvd., Suite 275
                                San Jose, CA  95219
                                Attn:  Geoffrey L. Baker
                                Fax:  (408) 984-7060

          With a copy to:       Goodwin, Procter & Hoar LLP
                                Exchange Place
                                Boston, MA 02109
                                Attn: Gilbert G. Menna, P.C.
                                Fax: (617) 523-1231

In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder, PROVIDED, HOWEVER, that any assignment by the Initial Limited Partners to a Holder (as defined below) shall not constitute an "assignment" pursuant to this Section 14.

     15. DEFINITION OF "HOLDERS" OR A "HOLDER". "Holders" or a "Holder" under this Registration Rights Agreement shall include (i) any Limited Partner,
(ii) any Substituted Limited Partner, (iii) any Qualified Assignee and (iv) any Family Members who receive Limited Partnership Units pursuant to the terms of
Section 11.3 of the Limited Partnership Agreement. APPENDIX A to this Agreement shall list the Holders and shall be amended from

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time to time by the General Partner in accordance with the terms of this
Agreement and the Limited Partnership Agreement to reflect any additional
Holders.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

     18. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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



     IN WITNESS WHEREOF, this Registration Rights Agreement is executed as of the date first written above.


                                        BAY APARTMENT COMMUNITIES, INC.



                                        ----------------------------------------
                                        Name:
                                        Title:


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                                   APPENDIX A
                                   ----------

                          Registration Rights Agreement
                          -----------------------------

Thomas S. Zocco                         Frank B. Falvey
17 Old Colony Drive                     Falvey Steel Castings
Shrewsburgh, MA  01545                  P.O. Box 261
                                        Braintree, MA  02185

Frayda & Aaron Galvin                   Nancy Slater Kupchan-Sonis
130 Mt. Auburn St. #105                 293 Goddard Avenue
Cambridge, MA  02138                    Brookline, MA  02146

James B. Driscoll                       Albert J. Sandler
87 Indian Spring Road                   2 Commonwealth Ave. #15A
Milton, MA  02186                       Boston, MA  02116

Joseph Giuffrida                        John F. Cogan, Jr.
22 Crestwood Road                       60 State Street, 25th Floor
Marblehead, MA  01945                   Boston, MA  02109

Leo M. Klein                            Edward B. Murphy Jr., M.D.
4319 Bocaire Blvd.                      230 Mt. Vernon Street
Boca Raton, FL  33487                   West Newton, MA  02165-2519

Arthur H. Klein Trust                   Henry A. Blyth
Arthur H. Klein, Trustee                100 S. Collier #808
4595 Bocaire Blvd.                      Marco Island, FL  33737
Boca Raton, FL  33487

Leeventure Realty Trust                 John F. & Ellen C. Miller
c/o Arthur Klein                        J.T.W.R.O.S.
4595 Bocaire Blvd.                      P.O. Box 24022
Boca Raton, FL  33487                   San Francisco, CA  94214

RFG Associates                          Mark K. Marr
Frank M. Resnek, Esq.                   19 Father Carney Dr.
57 Wells Avenue                         Milton, MA  02186
Newton, MA 02159

Roger A. Swanson                        Carl S. Sloane
6 Thomas Jefferson Drive                Sargent Road
Warren, NJ 07060                        Marblehead, MA  01945



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

Robert L. Marr                          David and Linda Clements, JTWROS
Marr Scaffolding Company                Arthur Anderson & Co.
One D. Street                           333 W. San Carlos St., #1500
S. Boston, MA  02127                    San Jose, CA  95110-2728

Majid J. I. Buyuk, M.D.                 Peter Chickering
540 North Woodstock Road                P.O. Box 181
Southbridge, MA  01550                  Suncook, NH  03275

Logan Clarke, III                       Marshall A. Freedman, M.D.
11 Wolfe Hill Road                      265 South Elm St.
East Sandwich, MA 02563                 Denver, CO  80222

Dwight L. Fullerton                     Jacob S. Kamborian
975 South High Street                   International Shoe Machine Co.
Columbus, OH  43206                     Simon & Ledge Street
                                        Nashua, NH  03060

J.F. White Contracting Company          Martin H. Reiss I/Trust
Philip Bonanno                          c/o GRK & B
One Gateway Center                      306 Main Street
Newton, MA 02158                        Worchester, MA 01615-0034

Richard M. Bennett                      Rhea E. Reiss I/Trust
Brown & Brown, CPAS                     c/o GRK & B
90 Canal Street, 4th Floor              306 Main Street
Boston, MA 02114-2002                   Worchester, MA 01615-0034

Reynolds Revocable Trust                Robert F. Kibble, Paragon Partners
J.M. Reynolds, Esq., c/o N.A. Mgt       Building Two, Suite 190
10 Post Office Square, Suite 300        3000 Sand Hill Road
Boston, MA  02109                       Menlo Park, CA  94025

Norman H. Ruecker                       Trustee/George O. Fontaine, Jr.
37 Mahogany Drive                       Bank of New England West. N.A.
San Rafael, CA  94903                   Acct. No. 3-22490-54
                                        P.O. Box 9003
                                        Springfield, MA  01101

Norman Berner                           Dr. Peter A. Pizzarello
Millbern Associates, Inc.               868 Admiral Street
2 Mack Road                             Providence, RI  02904
Woburn, MA  01801


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Dr. Stanley J. Stutz                    James J. Glynn
868 Admiral Street                      203 Melbury Road
Providence, RI  02904                   Babylon, NY  11702-3309

William J. Jacobs                       Raymond B. Shlora
115 Central Park West                   One Woodside Lande
New York, NY  10023                     Rye, NY  10580

                                        Thomas R. Elmblad
                                        250 S. Peak Road
                                        Boulder, CO  80302

                                        Donald H. Tishman
                                        261 Hyde Park Estates
                                        Santa Fe, New Mexico  87501

                                        Dr. Thomas Shelton Powers
                                        c/o David R. Owens
                                        Owens & Cain
                                        1111 Civic Drive, Suite 215
                                        Walnut Creek, CA  94596

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